EXHIBIT 10.70

PINNACLE SYSTEMS, INC.

TRANSITION EMPLOYMENT AGREEMENT

This Agreement (the “Agreement”) is made and entered into effective as of November 1, 2003 (the “Start Date”), by and between Pinnacle Systems, Inc., a California corporation (the ”Company”), and J. Kim Fennell (the “Employee”).

WHEREAS, the Company and the Employee entered into an Offer Letter and Employment Contract dated as of June 18, 2002 (the “Offer Letter”);

WHEREAS, the Employee was employed by the Company as its President and Chief Executive Officer and served as a member of the Company’s Board of Directors;

WHEREAS, the Employee has resigned from his position as the President and Chief Executive Officer and his director position with the Company effective October 31, 2003;

WHEREAS, the Company and the Employee entered into a Change of Control Severance Agreement dated as of January 30, 2003 (the “Severance Agreement”);

WHEREAS, the Company and the Employee have entered into certain written stock option agreements to purchase common stock of the Company pursuant to the Company’s 1996 Stock Option Plan and 1996 Supplemental Stock Option Plan (the “Stock Agreements”);

WHEREAS, the Company and the Employee entered into an Employment, Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”);

WHEREAS, the Company and the Employee desire to enter into this Agreement which supersedes and replaces the Offer Letter and the Severance Agreement;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and the Employee (collectively referred to as the “Parties”) hereby agree as follows:

1. Resignation. The Employee hereby resigns from his position as the President and Chief Executive Officer of the Company, which resignation shall be effective October 31, 2003.

2. Employment.

(a) Employment Period; Position and Duties. The employment period shall begin upon the Start Date and shall continue for one (1) year thereafter (the “Employment Period”), unless sooner terminated pursuant to the provisions of this Agreement. As of the Start Date, the Employee shall be employed by the Company, reporting to the Company’s Board of Directors (the “Board”), and shall assume and discharge such responsibilities as may be requested and deemed necessary and appropriate by such officers. The Employee shall perform his duties faithfully and to the best of his ability. The Employee may serve on the boards of directors of other entities and engage in other business activities outside of his employment with the Company, so long as such activities do not materially interfere with his duties to the Company.

(b) At-Will Employment. The Parties agree that the Employee’s employment with the Company will be “at-will” employment and may be terminated at any time with or without Cause (as defined below) or notice. No provision of this Agreement shall be construed as conferring upon the Employee a right to continue as an employee of the Company.

(c) Early Termination. The Company may terminate the Employee’s employment prior to the end of the Employment Period. If the Company terminates the Employee’s employment prior to the end of the Employment Period for any reason other than for Cause, as defined below, the provisions of paragraph 10 shall apply. The Employee may terminate his employment prior to the end of the Employment Period by giving the Company five (5) days’ advance written notice. If the Employee terminates his employment prior to the end of the Employment Period, the provisions of paragraph 10 shall apply.

(d) Cause. The Company may terminate the Employee’s employment at any time for “Cause.” For all purposes under this Agreement, “Cause” shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) the Employee’s conviction, or plea of nolo contendere, of a felony, (iii) an act by the Employee which constitutes misconduct and is materially injurious to the Company, or (iv) continued violations by the Employee of the Employee’s obligations to the Company after there has been delivered to the Employee a written demand for action from the Company which describes the basis for the Company’s belief that the Employee has not substantially performed his duties.

3. Compensation.

(a) Base Salary. For all services to be rendered by the Employee pursuant to this Agreement, the Company agrees to pay the Employee during the Employment Period a base salary at an annual rate of $395,000, less all applicable withholding taxes (the “Base Salary”). The Base Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices.

(b) Performance Bonus. Within ten (10) days following the Effective Date of this Agreement, the Company agrees to pay the Employee the lump sum amount of $316,000, less all applicable withholding taxes, which represents one hundred percent (100%) of the Employee’s fiscal 2004 target performance bonus (the “Bonus”). The Bonus shall be paid in accordance with the Company’s regular payroll practices.

(c) Stock. Fifty percent (50%) of the unvested shares subject to all outstanding Company options held by the Employee as of October 31, 2003 (the “Options”) shall accelerate and become vested and exercisable on the Effective Date of this Agreement. Such accelerated Options shall remain exercisable until three (3) months after October 31, 2003. After October 31, 2003, none of the remaining unvested shares subject to the Options shall vest. Except as otherwise provided in this Agreement, the Options shall continue to be subject to the terms and conditions of the Company’s applicable stock option plans and the Stock Agreements.

4. Employee Benefits. During the Employment Period, the Employee shall be entitled to participate in employee benefit plans or programs of the Company, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Expenses. The Company shall reimburse the Employee for reasonable and necessary travel, business or other expenses incurred by the Employee in the furtherance of or in connection with the performance of the Employee’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

6. Payment of Salary. The Employee acknowledges and represents that except as provided in Section 2 and 3 of this Agreement, the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other salary and benefits due to the Employee.

7. Release of Claims. The Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Employee by the Company. The Employee, on his own behalf and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from the Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, the Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and

Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

The Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

8. Acknowledgement of Waiver of Claims under ADEA. The Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which the Employee was already entitled. The Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and,

(e) nothing in this Agreement prevents or precludes the Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

9. Civil Code Section 1542. The Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. The Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

10. Severance Payment. In the event the Employee’s employment terminates prior to the end of the Employment Period other than for Cause (the “Termination Date”), and subject to the Employee executing a release of claims agreement substantially in the form attached hereto as Exhibit A (the “Release of Claims”), the Employee shall be entitled to receive severance and other benefits as follows:

(a) Cash. The Employee shall be entitled to a lump sum payment equal to the Base Salary, less all applicable withholding taxes, that would otherwise be payable from the Termination Date until the end of the Employment Period (the “Severance Payment”). The Severance Payment, if applicable, shall be paid no later than fifteen (15) days after the date on which the Release of Claims is signed by the Parties.

(b) Benefits. The Employee’s health insurance benefits shall cease on the Termination Date, subject to the Employee’s right to continue his health insurance under COBRA. If the Employee timely elects COBRA, and provided that the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended, the Company shall reimburse the Employee for health care coverage for the Employee and the Employee’s dependents until November 1, 2004, or until the Employee has secured other employment, whichever occurs first. The Employee’s participation in all other benefits and incidents of employment shall cease on the Termination Date. The Employee shall cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

11. Successors.

(a) Company’s Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. In the event the Company obtains such assumption agreement prior to the effectiveness of any such succession, the Employee may elect to receive the remainder of the Base Salary to which he is entitled pursuant to Section 3(a) hereof as a lump sum payment. Such payment, if applicable, shall be paid no later than fifteen (15) days after the effective date of such succession. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Employee to the benefits described in paragraph 10 of this Agreement, subject to the terms and conditions therein.

(b) Employee’s Successors. Without the written consent of the Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

12. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Arbitration.

(a) Arbitration. In consideration of the Employee’s employment with the “Company”, its promise to arbitrate all employment-related disputes and the Employee’s receipt of the compensation, pay raises and other benefits paid to the Employee by the Company, at present and in the future. The Employee agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from the Employee’s employment with the Company or the termination of the Employee’s employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the arbitration rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. Disputes which the Employee agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under State or Federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. The Employee further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with employee.

(b) Procedure. The Employee agrees that any arbitration will be administered by the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its national rules for the resolution of employment disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes. The Employee agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The Employee agrees that the arbitrator shall issue a written decision on the merits. The Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. The Employee understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that the Employee shall pay the first $200.00 of any filing fees associated with any arbitration the Employee initiates. The Employee agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the rules, the rules shall take precedence.

(c) Remedy. Except as provided by the rules, arbitration shall be the sole, exclusive and final remedy for any dispute between the Employee and the Company. Accordingly, except as provided for by the rules, neither the Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(d) Availability of injunctive relief. In accordance with Rule 1281.8 of the California Code of Civil Procedure, the Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the employment, confidential information, invention assignment agreement between the Employee and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

(e) Administrative relief. The Employee understands that this Agreement does not prohibit the Employee from pursuing an administrative claim with a local, state or federal administrative body such as the department of fair employment and housing, the equal employment opportunity commission or the workers’ compensation board. This Agreement does, however, preclude the Employee from pursuing court action regarding any such claim.

15. Execution of Release Agreement upon Termination. As a condition of entering into this Agreement and of receiving benefits hereunder, the Employee agrees to execute the Release of Claims attached hereto as Exhibit A upon the earlier of (i) the termination of his employment with the Company or (ii) the end of the Employment Period.

16. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) they have read this Agreement;

(b) they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains; and

(d) they are fully aware of the legal and binding effect of this Agreement.

17. Integration. This Agreement, the Stock Agreements, and the Confidentiality Agreement represent the entire agreement and understanding between the Parties as to the subject matter herein and supersede and replace all prior or contemporaneous agreements whether written or oral, including the Offer Letter and the Severance Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the Chairman of the Board.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

19. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since the Employee has signed the Agreement (the “Effective Date”).

20. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

21. Acknowledgment. The Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

PINNACLE SYSTEMS, INC.

By:	/s/ Arthur D. Chadwick

Arthur D. Chadwick
Vice President, Finance and
Administration and Chief Financial Officer

EMPLOYEE

By:	/s/ J. Kim Fennell

J. Kim Fennell

EXHIBIT A

FORM OF RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (this “Agreement”) is made as of             , 200_ by and between Pinnacle Systems, Inc. (the “Company”) and J. Kim Fennell (the “Employee”).

RECITALS

WHEREAS, the Employee was employed by the Company pursuant to that certain Transitional Employment Agreement effective as of November 1, 2003 (the “Employment Agreement”);

WHEREAS, the Employee’s employment with the Company terminated on             , 200_ (the “Termination Date”);

WHEREAS, the Company and the Employee entered into an Employment, Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”);

WHEREAS, the Company and the Employee have entered into certain written stock option agreements to purchase common stock of the Company pursuant to the Company’s 1996 Stock Option Plan and 1996 Supplemental Stock Option Plan (the “Stock Agreements”);

WHEREAS, the Company and the Employee, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to the Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee (collectively referred to as the “Parties”) desiring to be legally bound do hereby agree as follows:

COVENANTS

1. Consideration. Subject to and in consideration of the Employee’s release of claims as provided herein and such other consideration provided in the Employment Agreement, the Company has agreed to pay the Employee certain benefits and the Employee has agreed to provide certain benefits to the Company, both as set forth in the Employment Agreement.

2. Payment of Salary. The Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other salary and benefits due to the Employee.

3. Release of Claims. The Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Employee by the Company. The

Employee, on his own behalf and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from the Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, the Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

The Employee agrees that the release set forth in this Section 3 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

4. Acknowledgement of Waiver of Claims under ADEA. The Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The

Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which the Employee was already entitled. The Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and,

(e) nothing in this Agreement prevents or precludes the Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

5. Civil Code Section 1542. The Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. The Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6. Confidential Information. The Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between the Employee and the Company. The Employee shall return all of the Company’s property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

7. No Pending or Future Lawsuits. The Employee represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8. Confidentiality. The Employee agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Release Information”). The Employee agrees to take every reasonable precaution to prevent disclosure of any Release Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Release Information. The Employee agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Release Information.

9. No Cooperation. The Employee agrees he will not act in any manner that might damage the business of the Company. The Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

10. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

11. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

12. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

13. No Representations. The Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

15. Entire Agreement. This Agreement, the Confidentiality Agreement, and the Stock Agreements represent the entire agreement and understanding between the Company and the Employee concerning the Employee’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning the Employee’s relationship with the Company and his compensation by the Company.

16. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by the Employee and an executive officer of the Company.

17. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles.

18. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since the Employee has signed the Agreement (the “Effective Date”).

19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) they have read this Agreement;

(b) they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains; and

(d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PINNACLE SYSTEMS, INC.

By:

Mark L. Sanders Chairman of the Board of Directors

EMPLOYEE
By:
J. Kim Fennell